EXHIBIT 99.1

Concierge Technologies, Inc. Announces Pricing of Upsized $3.3 Million Public Offering
and Uplisting to NYSE American Exchange

Corporate Name Change to The Marygold Companies and Trading on NYSE American to be
Effective on March 10, 2022, Under the Company’s new symbol “MGLD”

San Clemente, CA --(March 9, 2022) – Concierge Technologies, Inc. (OTC Pink: CNCG) (the “Company”), a diversified global holding firm, announced today the pricing of its underwritten public offering of 1,650,000 shares of common stock at a price to the public of $2.00 per share. The common stock is expected to begin trading on the NYSE American on March 10, 2022, under the symbol “MGLD”.

The Company expects to receive gross proceeds of $3.3 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

Simultaneous with the uplist, the Company is also changing its corporate name to “The Marygold Companies, Inc.”, effective at 9:00 AM Eastern Time on March 10, 2022. The ticker for the Company’s common stock will change from “CNCG” to “MGLD,” and the common stock is expected to commence trading on a post name change basis under CUSIP 57403M 104 at the opening of trading on March 10, 2022. Trading on the OTC Pink will cease concurrent with the NYSE American listing.

Concierge Technologies has granted the underwriter a 45-day option to purchase up to an additional 247,500 shares of common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on March 14, 2022, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-261522), previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On the effective date of the uplist and name change, the Company’s website URL will change to www.themarygoldcompanies.com. The new website will contain required regulatory disclosures as well as market-related updates reflecting the Company’s subsidiary operations.

About Concierge Technologies, Inc.

Concierge Technologies, Inc., originally founded in 1996, was repositioned as a global holding firm in 2015, and currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.conciergetechnology.net and www.themarygoldcompanies.com.

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” `forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, satisfaction of customary closing conditions related to the offering, the expected timing of the closing of the offering and the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 22, 2021 and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:

Media and Investors:

Roger S. Pondel

PondelWilkinson Inc.

310-279-5980

rpondel@pondel.com

Contact the Company:

Nicholas Gerber, CEO

949-429-5370

ngerber@themarygoldcompanies.com